EXHIBIT 5.1

May 10, 2024

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-278842) initially filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offering and sale by the Company (the “Offering”) of (i) up to 16,518,004 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre- funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 16,518,004 shares of Common Stock (the “Pre-Funded Warrant Shares”), which may be issued in lieu of the Shares, (iii) warrants (the “Series A Warrants”) to purchase an aggregate of up to 16,518,004 shares of Common Stock (the “Series A Warrant Shares”), (iv) warrants (the “Series B Warrants” and, together with the Series A Warrants, the “ Offered Warrants”) to purchase an aggregate of up to 16,518,004 shares of Common Stock (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “ Offered Warrant Shares”) and (v) a warrant to the Placement Agent (as defined below) (the “Placement Agent Warrant”) to purchase an aggregate of up to 825,900 shares of Common Stock (the “Placement Agent Warrant Shares”). The Shares, the Pre-Funded Warrant, the Pre-Funded Warrant Shares, the Offered Warrants, the Offered Warrant Shares, the Placement Agent Warrant, and the Placement Agent Warrant Shares are collectively referred to herein as the “Securities”. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Securities thereunder. For purposes of rendering these opinions, we have examined: (i) the Registration Statement; (ii) the Placement Agency Agreement between the Company and Craig-Hallum Capital Group LLC (the “Placement Agent”) in the form filed as Exhibit 10.23 to the Registration Statement; (iii) the form of Pre-Funded Warrant filed as Exhibit 4.4 to the Registration Statement; (iv) the form of Series A Warrant filed as Exhibit 4.2 to the Registration Statement; (v) the form of Series B Warrant filed as Exhibit 4.3 to the Registration Statement; (vi) the form of Placement Agent Warrant filed as Exhibit 4.5 to the Registration Statement; (vii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company; and (viii) the records of corporate actions of the Company relating to the Registration Statement and matters in connection therewith. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinions, we have also made assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

ENDRA Life Sciences Inc.

May 10, 2024

Our opinions set forth below in numbered paragraph 1, the first sentence of numbered paragraph 2, numbered paragraph 3, the first sentence of numbered paragraph 4, numbered paragraph 5, the first sentence of numbered paragraph 6, and numbered paragraph 7 are limited to the Delaware General Corporation Law (the “DGCL”) and reported judicial decisions interpreting the DGCL. Our opinions set forth below in the second sentence of each of numbered paragraphs 2, 4 and 6 are limited to the laws of the State of New York.

Based upon and subject to the foregoing, it is our opinion that:

1. The Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the prospectus included in the Registration Statement (the “Prospectus”) and pursuant to the Placement Agency Agreement, will be validly issued, fully paid and non-assessable.

2. The Pre-Funded Warrants have been duly authorized for issuance by the Company. The Pre-Funded Warrants, when issued, delivered and paid for as described in the Prospectus and pursuant to the Placement Agency Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms therein, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally.

3. The Pre-Funded Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor as described in the Prospectus, upon exercise of the Pre-Funded Warrants, in accordance with the terms therein, will be validly issued, fully-paid and non-assessable.

4. The Offered Warrants have been duly authorized for issuance by the Company. The Warrants, when issued, delivered and paid for as described in the Prospectus and pursuant to the Placement Agency Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally.

5. The Offered Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor as described in the Prospectus, upon exercise of the Offered Warrants, in accordance with the terms therein, including the Company’s stockholders having approved the issuance of the Offered Warrant Shares, will be validly issued, fully-paid and non-assessable.

ENDRA Life Sciences Inc.

May 10, 2024

6. The Placement Agent Warrant has been duly authorized for issuance by the Company. The Placement Agent Warrant, when issued, delivered and paid for as described in the Prospectus and pursuant to the Placement Agency Agreement, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally.

7. The Placement Agent Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor as described in the Prospectus, upon exercise of the Placement Agent Warrant, in accordance with the terms therein, will be validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly, /s/ K&L Gates LLP